UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2010

MEDASORB TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-51038	98-0373793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7 Deer Park Drive, Suite K
Monmouth Junction, New Jersey 08852
(Address of principal executive office) (Zip Code)

(732) 329-8885
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 17, 2010, we filed with the Secretary of State for the state of Nevada, a Certificate of Amendment to our Articles of Incorporation changing our name to “Cytosorbents Corporation” (the “Name Change”).  As more fully disclosed in the Annual Report on Form 10-K for the year ended December 31, 2009, the name change was the result of a settlement agreement with Alkermes, Inc.  A copy of the Certificate of Amendment is attached hereto as Exhibit 3.01.

Item 8.01 Other Events.

Pursuant to the name change, effective at the open of business on May 7, 2010, the new ticker symbol for the Company will be CTSO.

Item 9.01.  Financial Statement and Exhibits

(a)	Financial Statements.
None
(b)	Pro Forma Financial Information
None
(c)	Shell Company Transactions
None
(d)	Exhibit Number	Description
3.01	Certificate of Amendment to Articles of Incorporation filed on February 17, 2010
99.1	Press Release dated May 6, 2010 announcing name change

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Medasorb Technologies Corporation

By:	/s/
Name: David Lamadrid
Title: Chief Financial Officer

Dated: May 7, 2010